Anchin, Block & Anchin LLP
                                         Accountants & Advisors
                                         1375 Broadway, New York, New York 10018
                                         212-840-3456
                                         www.anchin.com



                                                                  EXHIBIT (n)(1)




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-139653 of Old Mutual Emerging Managers Institutional Fund, L.L.C. on Form N-2 of our report for Old Mutual Emerging Managers Master Fund, L.L.C. and Old Mutual Emerging Managers Institutional Fund, L.L.C. dated May 29, 2008, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Prospectus.


                                         /s/ Anchin, Block & Anchin LLP


New York, New York 10018
June 3, 2008